UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________________________________
FORM 8-K
________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 30, 2020
 PENN VIRGINIA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16285 Park Ten Place, Suite 500		77084
Houston	Texas
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 722-6500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PVAC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement
On April 30, 2020, Penn Virginia Corporation (the “Company,” “we” or “us”) entered into the Borrowing Base Redetermination Agreement and Amendment No. 7 to Credit Agreement among Penn Virginia Holding Corp., a subsidiary of the Company, as borrower, the Company, as parent, the subsidiaries of the borrower party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Amendment”). The Amendment, in addition to other changes described in the Amendment, amends the Credit Agreement dated as of September 12, 2016 (as amended, supplemented or otherwise modified to date, the “Credit Agreement”) to (1) decrease the borrowing base under the Credit Agreement from $500.0 million to $400.0 million effective July 1, 2020 and a further reduction in the borrowing base to $375.0 million effective July 1, 2020, (2) limit availability under the Credit Agreement to a maximum of $350.0 million effective October 1, 2020 until the redetermination of the borrowing base in Fall 2021; (3) increase the applicable margin for outstanding borrowings by 100 basis points; (4) decrease the maximum leverage ratio from 4.00 times to 3.50 times; (5) implement certain anti-cash hoarding provisions, including the requirement to repay outstanding loans and cash collateralize outstanding letters of credit on a weekly basis in the amount of any cash on the balance sheet (subject to certain exceptions) in excess of $25.0 million; and (6) further limit dividends and share repurchases until the Spring 2021 borrowing base redetermination.
After giving effect to the Amendment, outstanding borrowings under the Credit Agreement bear interest at a rate equal to, at the option of the borrower, either (a) a customary reference rate plus an applicable margin ranging from 1.50% to 2.50%, determined based on the average availability under the Credit Agreement or (b) a customary London interbank offered rate plus an applicable margin ranging from 2.50% to 3.50%, determined based on the utilization level under the Credit Agreement. Interest on reference rate borrowings is payable quarterly in arrears and is computed on the basis of a year of 365/366 days, and interest on eurocurrency borrowings is payable every one, three or six months, at the election of the borrower, and is computed on the basis of a 360-day year. The borrower has the right to prepay loans under the Credit Agreement at any time without a prepayment penalty, other than customary “breakage” costs with respect to eurocurrency loans.

A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K, is incorporated herein by reference and is hereby filed. Certain other material terms of the Credit Agreement are described in the Current Report on Form 8-K previously filed with the Securities and Exchange Commission on September 15, 2016. The description of the Amendment in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Item 2.02. Results of Operations and Financial Condition

On April 30, 2020, the Company issued a press release to provide an operational update. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

This information (including Exhibit 99.1) is being furnished, not filed, pursuant to Item 2.02. Accordingly, such information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 regarding the Amendment is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d)Exhibits.

Exhibit Number	Description

10.1	Borrowing Base Redetermination Agreement and Amendment No. 7 to Credit Agreement, dated as of April 30, 2020, among Penn Virginia Holding Corp., as borrower, Penn Virginia Corporation, as parent, the subsidiaries of the borrower party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.
99.1	Press Release issued April 30, 2020
104	The cover page from Penn Virginia Corporation's Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 6, 2020	PENN VIRGINIA CORPORATION

	By:	/s/ Russell T Kelley, Jr.
Russell T Kelley, Jr. Senior Vice President, Chief Financial Officer and Treasurer